UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 22, 2004

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 22, 2004, the license agreement between ViroPharma Incorporated (“ViroPharma”) and Schering Corporation (“Schering-Plough”) dated November 3, 2004 became effective following the early termination of the Hart-Scott-Rodino waiting period. Pursuant to the terms of the license agreement, Schering-Plough assumed responsibility for all future development and commercialization of the intranasal formulation of pleconaril for the treatment of the common cold in the United States and Canada.

Schering-Plough will pay ViroPharma an initial license fee of $10 million and will purchase some or all of ViroPharma’s existing inventory of bulk drug substance for up to an additional $6 million. ViroPharma will also be eligible to receive up to an additional $65 million in milestone payments upon achievement of certain targeted regulatory and commercial events, as well as royalties on Schering-Plough’s sales of intranasal pleconaril in the licensed territories, if Schering-Plough receives all necessary regulatory approvals for pleconaril.

In 1995, ViroPharma licensed rights to develop and commercialize pleconaril in the United States and Canada from Sanofi-Synthelabo, who retains rights in all other territories.

A copy of the license agreement is attached to this report as Exhibit 2.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibit No.	Description
	2.1	License Agreement between ViroPharma Incorporated and Schering Corporation dated November 3, 2004. *#

*	Portions of this Exhibit were omitted and filed separately with the Secretary of the SEC pursuant to a request for confidential treatment that has been filed with the SEC.
#	The exhibits and schedules to Exhibit 2.1 are not filed herewith pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: November 29, 2004	By:	/s/ Thomas F. Doyle
Thomas F. Doyle Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
2.1	License Agreement between ViroPharma Incorporated and Schering Corporation dated November 3, 2004.*#

*	Portions of this Exhibit were omitted and filed separately with the Secretary of the SEC pursuant to a request for confidential treatment that has been filed with the SEC.
#	The exhibits and schedules to Exhibit 2.1 are not filed herewith pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.